UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2012

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19975 Victor Parkway, Livonia, Michigan		48152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 734-591-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 12, 2012, the Board of Directors of Valassis Communications, Inc. (“the Company”) adopted a cash dividend policy pursuant to which the Company intends to pay quarterly cash dividends on its common stock and declared the first quarterly cash dividend of $0.31 per share payable to holders of the Company’s common stock. The dividend will be paid on January 15, 2013 to holders of the Company’s common stock of record at the close of business on December 31, 2012. The cash dividend policy and the payment of future cash dividends under that policy are subject to the Board’s continuing determination that the dividend policy and the declaration of dividends thereunder are in the best interests of Valassis’ shareholders and are in compliance with all laws and agreements of Valassis applicable to the declaration and payment of cash dividends.

On December 13, 2012, the Company issued a press release announcing the cash dividend policy and the first dividend under the policy. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated December 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.
(Registrant)

Dated: December 13, 2012

/s/Robert L. Recchia

Robert L. Recchia
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 13, 2012